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                                                                 EXHIBIT 10.2(a)

                               TERMINATION NOTICE

                                                                November 8, 1999

TO: Genesis Residential Healthcare, Inc.
    3200 Bristol Street, 8th Floor
    Costa Mesa, CA 92626
    Attention: William Ashby

Dear Sir:

     Per your request and pursuant to the terms in section sic 1(b) of the Limited Partnership Agreement dated July 1, 1999 the undersigned hereby gives notice that the undersigned resigns and terminates its participation in the Genesis Residential Healthcare Community-Perris, LTD., LP, "The Partnership", effective upon the acceptance thereof and execution of a mutual release of all claims. Note, that at the current time there are no limited partners so the need for a majority vote by them is not required.

     You should immediately commence to appoint another General Partner as a replacement as provided in the Agreement and the laws of the State of California. Please feel free to contact me should my assistance be required.

     e-Net has prepared it's resignation as General Partner and an Assignment of Interest in the General Partnership to you to be effective upon the execution of the aforesaid Mutual release of Claims.

     By your signature you agree to hold e-Net financial harmless from all present and future liabilities stemming from our relationship to date.


                                             Very truly yours,


e-Net Financial Corporation



By /s/ Michael P. Roth
   -----------------------
   Michael P. Roth President


Genesis Residential Healthcare, Inc.


By: /s/ William W. Ashby
    ----------------------
    William W. Ashby